UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2009

Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square
Suite 1100, Cleveland, Ohio	44113
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     216-621-6060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 13, 2009, Forest City Enterprises, Inc. (the “Company”) issued a press release providing estimated first-quarter 2009 EBDT (earnings before depreciation, amortization and deferred taxes) and comparable property net operating income (NOI).  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

Item 7.01  Regulation FD Disclosure.

On May 13, 2009, the Company issued a press release announcing the proposed offering of 40 million shares of its Class A common stock in an underwritten public offering pursuant to its effective shelf registration statement previously filed with the Securities and Exchange Commission (the “Offering”). The Company also announced that it expects to grant the underwriters of the Offering an option for 30 days to purchase up to 6 million additional shares of its Class A common stock to cover overallotments, if any.  Merrill Lynch & Co., Goldman, Sachs & Co. and Morgan Stanley will serve as the joint book-running managers.

The Company plans to use the net proceeds from the Offering to repay borrowings under its $750 million revolving credit facility and, if proceeds remain, for general corporate purposes.

A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated into this Item 7.01 by reference.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished herewith.

Exhibit
Number                      Description

99.1           -           Press Release of Forest City Enterprises, Inc. Dated May 13, 2009.

99.2           -           Press Release of Forest City Enterprises, Inc. Dated May 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By:	/s/ ROBERT G. O’BRIEN
Name: Robert G. O’Brien
Title: Executive Vice President and Chief Financial Officer

Date: May 13, 2009

EXHIBIT INDEX

Exhibit
Number                      Description

99.1           -           Press Release of Forest City Enterprises, Inc. Dated May 13, 2009.

99.2           -           Press Release of Forest City Enterprises, Inc. Dated May 13, 2009.